Amendment
                                       to
                       Limited Liability Company Agreement

            Amendment, dated as of June 1, 1998, to Limited Liability Company Agreement, dated as of November 21, 1995, as heretofore amended, including most recently by Instrument of Admission and Amendment, dated as of June 1, 1998 (the "6/98 Instrument") (collectively, the "Agreement"), among the undersigned parties hereto.

            The undersigned, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows (capitalized terms used but not defined herein having the meanings ascribed thereto in the Agreement):

            1. The acquisition by MRT Management Corp., a Delaware corporation ("MMC"), of the entire Membership Interest of Jack C. Bendheim is hereby acknowledged and Jack C. Bendheim has ceased to be a Member of the Company.

            2. Nothing contained herein shall limit the obligations of the Company to repay with interest as appropriate all advances made by MMC and/or any of its Affiliates to the Company.

            3. The respective numbers of Basic Units and Contingent Units allocated among the Members is hereby revised so as to be as set forth in Schedule A hereto, which Schedule A shall, effective from and after the date hereof, be deemed to amend and restate Schedule A (as heretofore amended).

            4. The numbers of Contingent Units reflected on Schedule A hereto shall for all purposes be deemed to replace the numbers of Contingent Units originally allocated pursuant to the Agreement prior to any amendment thereof and shall for all purposes be deemed the Contingent Units originally allocated among the Members to the Agreement, it being acknowledged that one purpose of the foregoing revision reflected in Schedule A hereto is to reduce the number of Contingent Units allocated among the Executive Members, in partial consideration for the advances heretofore made by MMC or Mr. Bendheim to the Company.

            5. Except as amended hereby, the Agreement shall remain in full force and effect.

            6. This Amendment may be executed in counterparts and may not be amended orally.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                    MRT MANAGEMENT CORP.

                                    By: /s/ I. David Paley
                                        -----------------------------


                                    EXECUTIVE MEMBERS:

                                    /s/ Hugh P. Shannonhouse
                                    ---------------------------------
                                    Hugh P. Shannonhouse

                                    /s/ Richard Basaraba
                                    ---------------------------------
                                    Richard Basaraba

                                    /s/ Robert Styron
                                    ---------------------------------
                                    Robert Styron

                                    /s/ Charles E. Anderson
                                    ---------------------------------
                                    Charles E. Anderson

                                   SCHEDULE A

           Members:                                    Units
           --------                                    -----

                                     Vested           Unvested       Contingent
                                   Basic Units       Basic Units        Units
                                   -----------       -----------        -----
Managing Member:
  MRT Management Corp.               128.07             -0-             -0-

Executive Members:
  Hugh P. Shannonhouse               3.3336             6.5*           5.6849
  Richard Basaraba                   1.6668             3.25*          2.8424
  Robert Styron                        -0-              3.25*          2.8424
  Charles E. Anderson**                -0-              1.50           0.9476

----------
* 70% of such Basic Units have been vested by virtue of Section 3.2(c) of the Agreement.

** Executive Member status is subject to matters referred to in and the provisions of the 6/98 Instrument.

                      Instrument of Admission and Amendment

            Instrument, dated as of June 1, 1998, among the undersigned Members of Mineral Resource Technologies, L.L.C., a Delaware limited liability company (the "Company"), and Charles E. Anderson ("Anderson").

            In consideration of the mutual covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

            1. By this Instrument, Anderson is hereby admitted as a Member of the Company and as a party to, and Anderson agrees to be bound by, the Limited Liability Company Agreement, dated as of November 21, 1995, as amended by Acknowledgment and Agreement, dated October 28, 1997, and as further supplemented (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

            2. As a Member, Anderson is hereby allocated 1.5 Basic Units and 1.0 Contingent Units. A portion of such Basic Units shall become Vested Basic Units if, and only at such time, and only from and after the time, that Anderson completes the following number of months of continuous employment service with the Company from June 1, 1998:

                                                Portion of
            Months of Employment                Basic Units which
            Service From                        shall become Vested
            6/1/98                              Basic Units

            12 months                            50%
            18 months                           100%

            The provisions of this paragraph 2 shall replace in their entirety and be in lieu of the provisions of Section 3.2(c) of the Agreement with respect to Anderson and the Basic Units allocated to him.

            3. Anderson shall be deemed an Executive Member for purposes of the Agreement except as provided in this Instrument.

            4. Anderson is concurrently with the execution and delivery hereof entering into an Employment Agreement, dated as of June 1, 1998, which Employment Agreement, as the same may be amended or restated from time to time, shall be deemed to constitute Anderson's "Employment Agreement" for purposes of the Agreement.

            5. Anything to the contrary contained therein notwithstanding, the provisions of Section 3.2(h) of the Agreement shall not apply to any of the Basic Units or any of the Contingent Units allocated to Anderson, and, in the event any of such Units is canceled, relinquished or terminated, then no Basic Units or Contingent Units shall be allocated to any of the other Executive Members by reason thereof or in connection therewith.

            6. Anything to the contrary contained in Section 3.3 or Section 5.3 of the Agreement notwithstanding, Anderson shall not be obligated to, and shall not have any right to, make capital contributions to the Company or to acquire by virtue thereof any Additional Vested Units, in each case without the express written consent of the Managing Member(s), which consent may be withheld or granted in the sole and exclusive discretion of the Managing Member(s).

            7. Anything to the contrary contained in Section 5.3 of the Agreement notwithstanding, Anderson shall not have any rights under, or be deemed to be an Executive Member for any purposes of, Section 5.3 of the Agreement.

            8. The last sentence of paragraph (i) of Section 5.4(c) of the Agreement is hereby amended and restated to read in its entirety as follows:
"The cost of determining the Appraised Value in the case of the purchase and sale of a Call Interest or a Put Interest shall be borne 50% by the Company and 50% by the Terminated Member."

            9. Schedule A to the Agreement, as heretofore amended, is hereby amended and restated, effective only for periods from and after the date hereof, to read as indicated in Schedule A hereto.

            10. Except as amended by this Instrument, the Agreement shall remain in full force and effect.

            11. This Instrument constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be amended orally. This Instrument may be executed in counterparts.

            IN WITNESS WHEREOF, this Instrument has been executed by the parties hereto as of the date first above written.

                                    MRT MANAGEMENT CORP.


                                    By: /s/ I. David Paley
                                        -----------------------------

                                    /s/ Hugh P. Shannonhouse
                                    ---------------------------------
                                    Hugh P. Shannonhouse


                                    /s/ Richard Basaraba
                                    ---------------------------------
                                    Richard Basaraba


                                    /s/ Robert Styron
                                    ---------------------------------
                                    Robert Styron


                                    /s/ Charles E. Anderson
                                    ---------------------------------
                                    Charles E. Anderson

                                   Schedule A

                     (amended and restated and effect as of
                   and only for periods from and after 6/1/98)

Members:                                           Units
--------                                           -----

                               Vested Basic    Unvested Basic     Contingent
                                  Units            Units            Units
                                  -----            -----            -----
Managing Member:
   MRT Management Corp.           85.00            - 0 -            - 0 -

Member:
   Jack C. Bendheim               43.07            - 0 -            - 0 -

Executive Members:
   Hugh P. Shannonhouse            3.3336            6.5*            6.0
   Richard Basaraba                1.6668            3.25*           3.0
   Robert Styron                  - 0 -              3.25*           3.0
   Charles E. Anderson**          - 0 -              1.50            1.0

----------
* 70% of such Basic Units have been vested by virtue of Section 3.2(c) of the Agreement.

** Executive Member status subject to matters referred to in and the provisions of the Instrument to which this Schedule A is appended.

                                    Amendment
                                       to
                       Limited Liability Company Agreement

            Amendment, dated as of December 31, 1998, to Limited Liability Company Agreement, dated as of November 21, 1995, as heretofore amended (collectively, the "Agreement"), among the undersigned parties hereto.

            The undersigned, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows (capitalized terms used but not defined herein having the meanings ascribed thereto in the Agreement):

            1. The purpose of this Amendment is to agree and confirm that, notwithstanding anything to the contrary contained in the Agreement, no Membership Interest of any Member other than the Managing Member(s), and in particular no Membership Interest of any Executive Member (or as the same may be held by any direct or indirect transferee of any Executive Member who without giving effect to such transfer is not itself then a Managing Member) shall carry with it any power or authority to, or be entitled to, vote or grant any consent or authorization with respect to any matter or thing, except as expressly required by the Delaware Limited Liability Company Act (the "Act").

            2. Accordingly:

            (a) The term "Membership Interest set forth in Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

            "The term "Membership Interest" means a Member's aggregate rights in the Company, including, without limitation, the Member's right to shares of various categories of Net Income and Net Loss (as such terms are hereinafter defined), the right to receive distributions from the Company and, only if and to the extent expressly granted hereunder to the case of a particular Member, the right to vote, grant consents and participate in the management of the Company. The Membership Interest of any Executive Member or any transferee thereof shall be referred to as a "Class B Membership Interest." The Membership Interest of MMC or any transferee thereof or any designee of MMC who is to be allocated Class A Membership Interests shall be referred to herein as a "Class A Membership Interest.""

            (b) Section 2.1(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

            "For each one percentage point (or fraction thereof) of a Member's Percentage Interest (as hereinafter defined) corresponding to a Class A Membership Interest from time to time, such Member shall be entitled to one vote (or a corresponding fractional vote), provided that no Class B Membership Interest of any Member, and in particular no Membership Interest of any Executive Member (or as the same may be held by any direct or indirect transferee of any Executive Member who without giving effect to such transfer is not itself then a Managing Member), shall carry with it, and no Member other than the Managing Member(s), and in particular no Executive Member (or any direct or indirect transferee of any Executive Member who, without giving effect to such transfer, is not itself a Managing Member), shall have, any power or be entitled to, vote or grant any consent or authorization, with respect to any matter or thing except as shall be expressly required by the Act."

            (c) Section 2.1(g) of the Agreement is hereby amended and restated in its entirety to read as follows:

            "Except as otherwise provided in this Agreement, all limited liability company action required to be approved by vote of the Members (acting in their respective capacities as Members as opposed to their respective capacities as managers or Managing Member(s)) shall be authorized if Members whose respective Class A Membership Interests carry and are granted herein the power and authority to vote with respect to such action and whose then Percentage Interests constitute, singly or in the aggregate, a majority of the aggregate Percentage Interests (a "Majority in Interest") represented by all Class A Membership Interests at such time affirmatively vote in favor of or consent to said authorization. Except as expressly provided in this Agreement to the contrary, in every instance where this Agreement requires the consent or authorization of a Majority in Interest of Members or of any particular class or group of Members, such consent or authorization need not be in writing."

            (d) Section 2.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

            "The business and affairs of the Company shall be managed by MMC so long as MMC is a Member, or in the absence thereof, by the Member or the Members acting together whose Percentage Interest(s) constitute a Majority in Interest of all Class A Membership Interests, and such Member(s) when so acting shall be deemed to be the manager(s) of the Company (individually or collectively a "Manager") and shall be referred to herein as the "Managing Member" or the "Managing Members", as the case may be; provided, however, that in no event shall any Executive Member or any direct or indirect transferee of the Membership Interest of any Executive Member be entitled to be a Managing Member (except in the case of any such transferees to the extent such transferee is a Managing Member without giving effect to the transfer to it of the Membership Interest originally held by any Executive Member). It is expressly acknowledged that, MMC, so long as it is a Member, shall be the sole Managing Member. The Managing Member(s) shall, except as expressly provided in this Agreement, have the exclusive power and authority to authorize and cause to be taken any action, in the name of and/or by or on behalf of the Company, of any kind and to authorize and cause to be done anything and everything, in the name of and/or by or on behalf of the Company, which the Managing Member(s) shall deem necessary or appropriate to carry on the business and affairs of the Company; and without any vote or requirement of approval or consent whatsoever of any Members acting in their capacities as Members."

            (e) Section 3.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

            "New Members. The Managing Member(s), acting on behalf of the Company, may admit one or more additional Members at any time into the Company. The terms and conditions, including the capital contribution, of each such admission shall be fixed by the Managing Member(s) at the time of such admission. The Managing Member(s) shall be entitled, without the consent or approval of any other Member, to amend Schedule A hereto from time to time to reflect the admission of any additional Members and to reflect any corresponding changes to the Units allocated among the Members.

            (f) Section 3.9(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

            "Except as provided in clause (b)(i) and clause (b)(ii) of this
            Section 3.9 or in Article 4 hereof, no distributions, whether in respect of the Net Income of the Company or otherwise, shall be made to the Members, except if, as and then only to the extent, determined from time to time by the Managing Member(s) in the sole and absolute discretion of the Managing Member(s)."

            3. Except as amended hereby, the Agreement shall remain in full force and effect.

            4. This Amendment may be executed in counterparts and may not be amended orally.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                    MRT MANAGEMENT CORP.

                                    By: /s/ I. David Paley
                                        -----------------------------


                                    EXECUTIVE MEMBERS:

                                    /s/ Hugh P. Shannonhouse
                                    ---------------------------------
                                    Hugh P. Shannonhouse

                                    /s/ Richard Basaraba
                                    ---------------------------------
                                    Richard Basaraba

                                    /s/ Robert Styron
                                    ---------------------------------
                                    Robert Styron